EXECUTION VERSION

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 10, 2017, is by and among Inventure Foods, Inc., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders from time to time party to the Credit Agreement defined below (the “Lenders”) and BSP AGENCY, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 18, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of March 9, 2016, as amended by that certain Second Amendment to Credit Agreement dated as of September 27, 2016 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain Events of Default have occurred, are continuing or will result under the Credit Agreement as a result of: (i) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial statement covenant contained in Section 5.1 of the Credit Agreement because of a “going concern” qualification to the certification by the Parent Borrower’s auditor of the audited financial statements of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “2016 Audit Covenant Event of Default”) and (ii) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended April 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “EBITDA Event of Default” and collectively with the 2016 Audit Covenant Event of Default, the “Specified Events of Default”);

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Limited Waiver dated as of March 29, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Limited Waiver”) whereby the Agent and the Lenders agreed to waive the 2016 Audit Covenant Event of Default until May 15, 2017 (the “2016 Audit Covenant Waiver Deadline”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) extend the 2016 Audit Covenant Waiver Deadline until July 17, 2017, (b) waive the EBITDA Event of Default until July 17, 2017 and (c) amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to (a) provide the extension of the 2016 Audit Covenant Waiver Deadline, (b) provide the waiver of the EBITDA Event of Default and (c) make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein and in accordance with the applicable provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

LIMITED WAIVER

1.1Waiver of Specified Events of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Agent and the Lenders hereby agree to extend the 2016 Audit Covenant Waiver Deadline and waive the EBITDA Event of Default until the date (the “Waiver Deadline”) that is the earlier of (a) the occurrence and continuation of a Default or Event of Default other than any Specified Event of Default and (b) July 17, 2017.  On the date constituting the Waiver Deadline, the Specified Events of Default will be reinstated as if the waiver set forth above had never been provided and failure of the Parent Borrower to be in compliance therewith shall constitute an immediate Event of Default.

1.1Effectiveness of Limited Waiver.  This Limited Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Borrowers, (b) affect the right of the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Limited Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Borrowers requiring the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1Amendment to Section 2.4(g).  Section 2.4(g) of the Credit Agreement is hereby amended by deleting the existing Section 2.4(g) in its entirety, and in lieu thereof substituting the following:

(g)[Reserved].

From and after the date hereof, each reference to Section 2.4(g) in the Credit Agreement and the other Loan Documents shall be deemed to be deleted and hereafter shall be disregarded.

2.2Amendment to Section 2.10(b).  Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)(i) To the extent the Borrowers make any payment or prepayment of principal with respect to the Loans after the Third Amendment Effective Date and prior to June 30, 2017 (including any prepayment pursuant to Section 2.4(d) or (e)), other than regularly scheduled principal payments pursuant to Section 2.1(a) (excluding any such principal payment on the Maturity Date), the Borrowers shall pay to the Agent for the ratable account of each of the Lenders, a non-refundable fee in the amount of 6.00% of the aggregate principal amount of all such Loans paid or prepaid and (ii) to the extent the Borrowers make any payment or prepayment of principal with respect to the Loans on or after June 30, 2017 (including any prepayment pursuant to Section 2.4(d) or (e)),  other than regularly scheduled principal payments pursuant to Section 2.1(a) (excluding any such principal payment on the Maturity Date), the Borrowers shall pay to the Agent for the ratable account of each of the Lenders, a non-refundable fee in the amount of 7.00% of the aggregate principal amount of all such Loans paid or prepaid (any fee paid pursuant to clause (i) or (ii) above, the “Third Amendment Fee”).  Such Third Amendment Fee shall be due and payable on the date of payment or prepayment (whether or not an Event of Default is occurring and prior to and after acceleration of the Loans).

2.3Amendment to Section 7.3.  Section 7.3 is hereby amended and restated in its entirety to read as follows:

7.3 Consolidated EBITDA.  Commencing with the fiscal month ending June 30, 2017, Borrowers will have EBITDA, measured at the end of each fiscal month for the twelve (12) months then ended, of at least $18,000,000.

2.4Amendment to Section 9.1.  The final paragraph of Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Without limiting the generality of Section 2.10(b), and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated hereunder pursuant to this Section 9.1, the Third Amendment Fee determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid and the applicable Commitments were terminated as of such date and shall constitute part of the Obligations for all purposes herein.  The Third Amendment Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING THIRD AMENDMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION.  The Loan Parties expressly agree that (i) the Third Amendment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Third Amendment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Third Amendment Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 9.1, (v) their agreement to pay the Third Amendment Fee is a material inducement to the Lenders to make the Loans, and (vi) (A) the Third Amendment Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders, (B) it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such payment or prepayment and (C) the Third Amendment Fee represents liquidated damages and compensation for the costs of making funds available hereunder.

2.5Amendment to Section 14.1(a)(iii).  Section 14.1(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders) but including the Third Amendment Fee)),

2.6New Definitions.  The following definitions are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order:

“Third Amendment Effective Date” shall mean May 10, 2017.

“Third Amendment Fee” has the meaning specified therefore in Section 2.10(b).

2.7Deleted Definitions.  Schedule 1.1 to the Credit Agreement is hereby amended by deleting the existing definitions of “Call Premium”, “Make-Whole Premium” and “Treasury Rate” in their entirety.  From and after the date hereof, each reference to any of such terms in the Credit Agreement and the other Loan Documents shall be deemed to be deleted and hereafter shall be disregarded.

2.8Amendment to Schedule 5.1.  Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 5.1 hereto.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)Executed Amendment.  The Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent.

(b)Default.  After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)Fees and Expenses.  The Agent shall have received from the Parent Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Parent Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d)Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2Representations and Warranties of the Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)After giving effect to this Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Liens.

(g)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5Expenses.  Each Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

4.6Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

4.7Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

4.11Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12General Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, members, partners, equityholders, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

4.13Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:INVENTURE FOODS, INC.,

a Delaware corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

RADER FARMS, INC.,

a Delaware corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

INVENTURE - GA, INC.,

a Delaware corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

WILLAMETTE VALLEY FRUIT COMPANY,

a Delaware corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

POORE BROTHERS-BLUFFTON, LLC,

a Delaware limited liability company

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

BOULDER NATURAL FOODS, INC.,

an Arizona corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

Tejas pb distributing, INC.,

an Arizona corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

LA COMETA PROPERTIES, INC.,

an Arizona corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

BN FOODS, INC.,

a Colorado corporation

By:  /s/ Steve Weinberger

Name:  Steve Weinberger

Title:  Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

DMSLIBRARY01\30373416.v10

AGENT AND LENDERS:BSP AGENCY, LLC, a Delaware limited liability company, as Agent

By:  /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  Chief Financial Officer

PECM STRATEGIC FUNDING L.P., as a Lender

By: PECM Strategic Funding GP, L.P., its

general partner

By: PECM Strategic Funding GP Ltd.,

its general partner

By:  /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  Chief Financial Officer

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP, as a Lender

By: /s/ Randy Anderson

Name:  Randy Anderson

Title:  Authorized Signer

BENEFIT STREET PARTNERS SMA-C L.P., as a Lender

By: /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

PROVIDENCE DEBT FUND III L.P., as a Lender

By: Providence Debt Fund III GP L.P., its general

partner

By: Providence Debt Fund III Ultimate GP Ltd., its

general partner

By: /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND SPV LLC, as a Lender

By: Benefit Street Partners Capital Opportunity Fund L.P., its managing member

By: Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By: Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By: /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

DMSLIBRARY01\30373416.v10

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

(a) (b) (c)

if an Event of Default has occurred and is continuing and in any event, commencing with the fiscal month ending June 30, 2017, as soon as available, but in any event within 15 days after the end of each month during each of Borrower’s fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(d)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA,

(e)to the extent applicable, a calculation of the Fixed Charge Coverage Ratio and the Total Leverage Ratio that is required to be delivered under the Agreement, and

(f)any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 45 days after the end of each quarter during each of Parent Borrower’s fiscal years,

an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, prepared in accordance with GAAP as well as on an internally-determined “mark-to-market” basis, together with a corresponding discussion and analysis of results from management,

(a)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(b)a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement,

(c)a certification of compliance with all applicable United States Department of Agriculture and the Food and Drug Administration rules and policies and rules and policies of any other Governmental Authority relating to Food Security Laws, including, if requested by Agent, a third-party expert certification audit or Food and Drug Administration inspection of the Loan Parties quality system, and

(d)any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 90 days after the end of each of Parent Borrower’s fiscal years,

(a)consolidated and consolidating financial statements of Parent Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with Article 7 of the Agreement (other than any qualification or exception attributable solely to the occurrence of the stated maturity of any Revolving Loans within 12 months after the date of such opinion)), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), as well as on an internally-determined “mark-to-market” basis,

(b)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(c)a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement, and

(d)any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 15 days after the start of each of Parent Borrower’s fiscal years,

(e)copies of Parent Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, exercising reasonable (from the perspective of a secured term-based lender) business judgment, for the forthcoming 3 years, certified by the chief financial officer of Parent Borrower as being such officer’s good faith estimate of the financial performance of Parent Borrower during the period covered thereby.

if and when filed by Parent Borrower,

(f)Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if any when requested by Agent),

(g)any other filings made by Parent Borrower with the SEC, and

(h)any other information that is provided by Parent Borrower to its shareholders generally.

promptly, but in any event within 5 days after any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i)notice of such event or condition and a statement of the curative action that the Borrowers propose to take with respect thereto.
promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent Borrower or any of its Subsidiaries,

(j)notice of all actions, suits, or proceedings brought by or against Parent Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Effect.

upon the request of Agent,	(a)any other information reasonably requested relating to the financial condition of Parent Borrower or its Subsidiaries.